UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13,  2010

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2010, Duckwall-ALCO Stores, Inc. (the “Company”) provided notice to Jane F. Gilmartin, the Company’s Executive Vice President and Chief Operating Officer, that pursuant to the terms of her Employment Agreement, her employment with the Company would terminate effective June 12, 2010.  Ms. Gilmartin has subsequently executed the attached Separation and Release Agreement in the form originally attached to her Employment Agreement.  Pursuant to the terms of such Separation and Release Agreement, Ms. Gilmartin has seven (7) calendar days from the date of signing to terminate and revoke the Agreement, in which case the Agreement shall be unenforceable, null and void.  Ms. Gilmartin’s duties will be reassigned to other persons at the Company.

A copy of the aforementioned Separation and Release Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

Item 7.01  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Separation and Release Agreement between the Company and Jane F. Gilmartin dated May 13, 2010, furnished solely for the purpose of incorporation by reference into Items 5.02 and 7.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2010	DUCKWALL-ALCO STORES, INC. By:/s/ Richard E. Wilson Richard E. Wilson
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Separation and Release Agreement between the Company and Jane F. Gilmartin dated May 13, 2010, furnished solely for the purpose of incorporation by reference into Items 5.02 and 7.01.

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